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                                                                       Exhibit 5


                                           September 29, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re: Post-Effective Amendment No. 1 to Form S-8
                Registration Statement
                Registering an Additional 448,902 shares of common stock of WMS Industries Inc.

Ladies and Gentlemen:

     We have acted as counsel to WMS Industries Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to Registration Statement No. 33-79146 on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 448,902 shares of the Company's common stock, par value
$.50 per share ("Common Stock"), which may be issued and sold pursuant to the Company's 1993 Stock Option Plan (the "1993 Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the 1993 Plan; (ii) the Registration Statement and Post Effective Amendment No. 1 to the Registration Statement; (iii) the Certificate of Incorporation, as amended and restated, of the Company; (iv) the By-Laws, as amended and restated, of the Company; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock reserved for issuance upon the exercise of options have been duly authorized and that such shares of Common Stock, when issued and delivered upon exercise of the options granted in accordance with the terms of the 1993 Plan, and assuming full payment for the shares of Common Stock thereby issued, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5 to Post Effective Amendment No. 1 to the Registration Statement and we further consent to the reference made to us under Item 5. Interests of Named Experts and Counsel, contained therein and under the caption "Legal Matters" in the accompanying prospectus.

     The law covered by the opinions expressed herein is limited to the corporate laws of the State of Delaware.

                                Very truly yours,

                                SHACK & SIEGEL, P.C.

                                By: /s/ Jeffrey N. Siegel
                                    -----------------------
                                    Jeffrey N. Siegel



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